Exhibit 1.3

POSTMEDIA NETWORK CANADA CORP.

(the “Company”)

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in its oversight and evaluation of:

•	the quality and integrity of the financial statements of the Company,

•	the compliance by the Company with legal and regulatory requirements in respect of financial disclosure,

•	the qualification, independence and performance of the Company’s independent auditor,

•	the assessment, monitoring and management of the financial, reporting and compliance risks of the Company’s business (the “Risks”),

•	oversight and coordination of the enterprise risk management process, and

•	the performance of the Company’s Executive Vice President & Chief Financial Officer.

In addition, the Audit Committee provides an avenue for communication between the independent auditor, the Company’s Executive Vice President & Chief Financial Officer and other financial senior management, other employees and the Board of Directors concerning accounting, auditing and Risk management matters.

The Audit Committee is directly responsible for the recommendation of the appointment and retention (and termination) and for the compensation and the oversight of the work of the independent auditor (including oversight of the resolution of any disagreements between senior management and the independent auditor regarding financial reporting) for the purpose of preparing audit reports or performing other audit, review or attest services for the Company.

The Audit Committee is not responsible for:

•	planning or conducting audits,

•	certifying or determining the completeness or accuracy of the Company’s financial statements or that those financial statements are in accordance with generally accepted accounting principles.

Each member of the Audit Committee shall be entitled to rely in good faith upon:

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financial statements of the Company represented to him or her by senior management of the Company or in a written report of the independent auditor to present fairly the financial position of the Company in accordance with generally accepted accounting principles; and

•	any report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

“Good faith reliance” means that the Audit Committee member has considered the relevant issues, questioned the information provided and assumptions used, and assessed whether the analysis provided by senior management or the expert is reasonable. Generally, good faith reliance does not require that the member question the honesty, competence and integrity of senior management or the expert unless there is a reason to doubt their honesty, competence and integrity.

The fundamental responsibility for the Company’s financial statements and disclosure rests with senior management. It is not the duty of the Audit Committee to conduct investigations, to itself resolve disagreements (if any) between senior management and the independent auditor or to assure compliance with applicable legal and regulatory requirements.

In discharging its obligations under this Charter, the Audit Committee shall act in accordance with its fiduciary duties.

REPORTS

The Audit Committee shall report to the Board of Directors on a regular basis and, in any event, before the public disclosure by the Company of its quarterly and annual financial results. The reports of the Audit Committee shall include any issues of which the Audit Committee is aware with respect to the quality or integrity of the Company’s financial statements, its compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor and changes in Risks.

The Audit Committee also shall prepare, as required by applicable law, any audit committee report required for inclusion in the Company’s publicly filed documents.

COMPOSITION

The members of the Audit Committee shall be three or more independent individuals who are appointed (and may be replaced) by the Board of Directors on the recommendation of the Company’s Corporate Governance and Nominating Committee. The appointment of members of the Audit Committee shall take place at the first meeting of the Board of Directors after a meeting of shareholders at which directors are elected, provided that if the appointment of members of the Audit Committee is not so made, the directors who are then serving as members of the Audit Committee shall continue as members of the Audit Committee until their successors are appointed. The Board of Directors may appoint a member to fill a vacancy that occurs in the Audit Committee between elections of directors. Any member of the Audit Committee may be removed from the Audit Committee by a resolution of the Board of Directors. Unless the Chair is elected by the Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the members of the Audit Committee.

Each of the members of the Audit Committee shall meet the independence requirements of any applicable legislation, regulatory requirements and policies, including, but not limited to, the independence requirements set out in section 1.4 and 1.5 of National Instrument 52-110—Audit Committees and shall be financially literate (or acquire that familiarity within a reasonable period after appointment) in accordance with applicable legislation and stock exchange requirements. No member of the Audit Committee shall:

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accept (directly or indirectly) any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries[1] (other than remuneration for acting in his or her capacity as a director or committee member) or be an “affiliated person”[2] of the Company or any of its subsidiaries, or

1 A company is a subsidiary of another company if it is controlled, directly or indirectly, by that other company (through one or more intermediaries or otherwise).

2 An “affiliate” of a person is a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the first person.

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concurrently serve on the audit committee of more than three other public companies without the prior approval of the Audit Committee, the Corporate Governance and Nominating Committee and the Board of Directors and their determination that such simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee.

RESPONSIBILITIES

Independent Auditor

The Audit Committee shall:

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Recommend the appointment and the compensation of, and, if appropriate, the termination of the independent auditor, to the Board of Directors for shareholder approval as is required under applicable legislation and stock exchange requirements.

•	Obtain confirmation from the independent auditor that it ultimately is accountable, and will report directly, to the Audit Committee and the Board of Directors.

•	Oversee the work of the independent auditor, including the resolution of any disagreements between senior management and the independent auditor regarding financial reporting.

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Pre-approve all audit and non-audit services (including any internal control-related services) provided by the independent auditor (subject to any restrictions on such non-audit services imposed by applicable legislation, regulatory requirements and policies), with such responsibility delegated to the Chairman of the Audit Committee to pre-approve up to $250,000 of audit fees beyond the approved annual audit fee if approval of such fees is required between meetings of the Audit Committee.

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Adopt such policies and procedures as it determines appropriate for the pre-approval of the retention of the independent auditor by the Company and any of its subsidiaries for any audit or non-audit services, including procedures for the delegation of authority to provide such approval to one or more members of the Audit Committee.

•	Provide notice to the independent auditor of every meeting of the Audit Committee.

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Approve all engagements for accounting advice prepared to be provided by an accounting firm other than independent auditor in respect of any such engagement that is reasonably expected to result in fees in excess of $25,000, with such responsibility delegated to the Chairman of the Audit Committee if approval of such engagements is required between meetings of the Audit Committee.

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At least annually, review the qualifications, performance and independence of the independent auditor. In doing so, the Committee should, among other things, undertake the measures set forth in Appendix A to this Charter.

The Audit Process, Financial Statements and Related Disclosure

The Audit Committee shall:

•	Meet with senior management and/or the independent auditor to review and discuss,

-	the planning and staffing of the audit by the independent auditor,

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before public disclosure, the Company’s annual audited financial statements and quarterly financial statements, annual information form, prospectuses, the Company’s accompanying disclosure of Management’s Discussion and Analysis and earnings press releases, including all reports required by the Company’s senior note indenture and the reports of the Disclosure Committee with respect thereto, and make recommendations to the Board of Directors as to their approval and dissemination of those statements and disclosure,

-	if applicable, forward looking financial information and earnings guidance provided to analysts or market participants,

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any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the selection or application of accounting principles, any major issues regarding auditing principles and practices, and the adequacy of internal controls that could significantly affect the Company’s financial statements,

-	all critical accounting policies and practices used,

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all alternative treatments of financial information within GAAP that have been discussed with senior management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor,

-	the use of “pro forma” or “adjusted” non-GAAP information,

-	the effect of new accounting pronouncements,

-	the effect of any material off-balance sheet structures, transactions, arrangements and obligations (contingent or otherwise) on the Company’s financial statements,

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any disclosures concerning any weaknesses or any deficiencies in the design or operation of internal controls or disclosure controls made to the Audit Committee in connection with certification of forms by the President & Chief Executive Officer and/or the Executive Vice President & Chief Financial Officer for filing with applicable securities regulators, and

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the adequacy of the Company’s internal accounting controls and management information systems and its financial, auditing and accounting organizations and personnel (including any fraud involving an individual with a significant role in internal controls or management information systems) and any special steps adopted in light of any material control deficiencies.

•	Review in advance public disclosure of financial information extracted or derived from the Company’s financial statements.

•	Review with the independent auditor,

-	the quality, as well as the acceptability of the accounting principles that have been applied,

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any problems or difficulties the independent auditor may have encountered during the provision of its audit services, including any restrictions on the scope of activities or access to requested information and any significant disagreements with senior management, any management letter provided by the independent auditor or other material communication (including any schedules of unadjusted differences) to senior management and the Company’s response to that letter or communication, and

-	any changes to the Company’s significant auditing and accounting principles and practices suggested by the independent auditor or members of senior management.

Risks

The Audit Committee shall:

•	Approve a formalized, disciplined and integrated enterprise risk management process (the “ERM Process”) that is developed by senior management to monitor, manage and report Principal Risks.

•	At least semi-annually, obtain from senior management a report specifying the management of the financial, reporting and compliance risks of the Corporation including compliance with the ERM Process.

•	Review with senior management the Company’s tolerance for financial Risk and senior management’s assessment of the significant financial Risks facing the Company.

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Discuss with senior management, at least annually, the guidelines and policies utilized by senior management with respect to financial Risk assessment and management, and the major financial Risk exposures and the procedures to monitor and control such exposures in order to assist the Audit Committee to assess the completeness, adequacy and appropriateness of financial Risk disclosure in Management’s Discussion and Analysis and in the financial statements.

•	Review policies and compliance therewith that require significant actual or potential liabilities, contingent or otherwise, to be reported to the Board of Directors in a timely fashion.

•	Review the adequacy of insurance coverages maintained by the Company.

Compliance

The Audit Committee shall:

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Obtain reports from senior management that the Company’s subsidiary entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics including disclosures of insider and affiliated party transactions and environmental protection laws and regulations.

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Obtain certification from senior management of the Company that all amounts required to be withheld and remitted or paid by the Company under applicable laws and regulations for which directors may be statutorily liable, including, without limitation, all employee payroll taxes, have been remitted or paid.

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Review with senior management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

•	Review senior management’s written representations to the independent auditor.

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Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

•	Receive and review reports from senior management of the Company as to compliance with financial covenants stipulated in the debt instruments of the Company.

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Review at least semi-annually with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Establish procedures for,

-	the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and

-	the confidential, anonymous submission by employees of the Company with concerns regarding any accounting or auditing matters.

MEETINGS

The Audit Committee shall meet at least quarterly and more frequently as circumstances require. All members of the Audit Committee should strive to be at all meetings. The Audit Committee shall meet separately, periodically, with senior management and the independent auditor and may request any member of the Company’s senior management or the Company’s outside counsel or independent auditor to attend meetings of the Audit Committee or with any members of, or advisors to, the Audit Committee. The Audit Committee also may meet with the investment bankers, financial analysts and rating agencies that provide services to, or follow, the Company. The Audit Committee will also meet in camera at each of its meetings.

Quorum for the transaction of business at any meeting of the Audit Committee shall be a majority of the number of members of the Audit Committee or such greater number as the Audit Committee shall by resolution determine. The powers of the Audit Committee may be exercised at a meeting at which a quorum of the Audit Committee is present in person or by telephone or other electronic means or by a resolution signed by all members entitled to vote on that resolution at a meeting of the Audit Committee. Each member (including the Chair) is entitled to one (but only one) vote in Audit Committee proceedings.

Meetings of the Audit Committee shall be held from time to time and at such place as a member of the Audit Committee may request upon 48 hours prior notice. The notice period may be waived by a quorum of the Audit Committee.

Except as otherwise provided in this Charter, the Audit Committee may form and delegate authority to individual members and subcommittees of the Audit Committee where the Audit Committee determines it is appropriate to do so.

INDEPENDENT ADVICE

In discharging its mandate, the Audit Committee shall have the authority to retain (and authorize the payment by the Company of) and receive advice from special legal, accounting or other advisors as the Audit Committee determines to be necessary to permit it to carry out its duties.

ANNUAL EVALUATION

Annually, or more frequently at the request of the Senior Vice President and General Counsel as a result of legislative or regulator changes, the Audit Committee shall, in a manner it determines to be appropriate:

•	Conduct a review and evaluation of the performance of the Audit Committee and its members, including the compliance of the Audit Committee with this Charter.

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Review and assess the adequacy of its Charter and the position description for its Chair and recommend to the Board of Directors any improvements to this Charter or the position description that the Audit Committee determines to be appropriate, except for minor technical amendments to this Charter, authority for which is delegated to the Senior Vice President and General Counsel, who will report any such amendments to the Board of Directors at its next regular meeting.

Appendix A

Qualifications, Performance and Independence of Independent Auditor

•	Review the experience and qualifications of the senior members of the independent auditor’s team.

•	Discuss with the independent auditor its internal quality-control procedures.

•	Confirm with the independent auditor that it is in compliance with applicable legal, regulatory and professional standards relating to auditor independence.

•	Confirm with the independent auditor that it is a participating audit firm of the Canadian Public Accountability Board in compliance with all restrictions or sanctions imposed on it (if any).

•	Review and approve clear policies for the hiring by the Company of partners, employees and former partners and employees of the present and former independent auditor.

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Review periodic reports from the independent auditor regarding its independence and consider whether there are any non-audit services or relationships that may affect the objectivity and independence of the independent auditor and, if so, recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the independent auditor.

•	Obtain and review such report(s) from the independent auditor as may be required by applicable legal and regulatory requirements.